UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2025

CYNGN INC.

(Exact name of registrant as specified in charter)

Delaware	001-40932	46-2007094
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1344 Terra Bella

Mountain View, CA 94043

(Address of principal executive offices) (Zip Code)

(650) 924-5905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CYN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

As disclosed in that Current Report on Form 8-K filed by Cyngn Inc. (the “Company”) with Securities and Exchange Commission (the “Commission”) on October 6, 2025, the Company determined to cancel its 2025 Annual Meeting, which was scheduled to be held on October 6, 2025.

The Company has determined to reschedule its 2025 Annual Meeting and intends to hold the 2025 Annual Meeting on December 3, 2025. The record date for the 2025 Annual Meeting and detailed information regarding the proposals to be presented at the 2025 Annual Meeting will be set forth in the Company’s Definitive Proxy Statement on Schedule 14A to be filed with the Commission. Since the 2025 Annual Meeting will take place more than 30 calendar days following the anniversary of the Company’s last annual meeting of stockholders, the due dates for the submission of any qualified shareholder proposal or qualified shareholder nominations under applicable Commission rules and the Company’s Amended and Restated Bylaws (the “Bylaws”) listed in the Company’s Definitive Proxy Statement on Schedule 14A for its last annual meeting of stockholders, filed with the Commission on May 21, 2024, are no longer applicable. Such nominations or proposals, including any notice on Schedule 14N, are now due to be received by the Company no later than four calendar days following the date this Current Report on Form 8-K and must comply with all of the applicable requirements set forth in the rules and regulations under the Securities Exchange Act of 1934, as amended, and the Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2025

CYNGN INC.

By:	/s/ Natalie Russell
Natalie Russell
Chief Financial Officer